UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2012

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

In prepared remarks at the Company’s 2012 Annual Meeting of Shareholders, the President and Chief Executive Officer Gregg O. Lehman, Ph.D. will be disclosing the following items:

•	As a part of the continuation of its rebranding strategy, the Company will be changing its name from Angeion Corporation to MGC Diagnostics Corporation, with the name change to be effective over the next several months; and
•	As part of its divestiture of its New Leaf health and fitness business, the Company has entered into a Letter of Intent with a non-affiliated third party. Its completion of the sale of the New Leaf business is subject to the negotiation and execution of definitive agreements with this third party.

As previously disclosed, the Company will be announcing its results for the quarter ended April 30, 2012 on Thursday, May 31, 2012 and will be holding a conference call to discuss these results at 11:00 a.m. ET on Thursday, May 31, 2012. The Company will discuss the two matters listed above during the conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: May 30, 2012	By	/s/	Robert M. Wolf
Robert M. Wolf
Chief Financial Officer

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